Installed Building Products Announces the Acquisition of
Thrice Energy Solutions, LLC, Gutter Pro Enterprises, Inc., and a Share Repurchase Update

Two Acquisitions Add Approximately $14 Million of Annual Revenue

IBP Repurchased $46 million of Common Stock in June Under Its Existing Repurchase Program
Columbus, Ohio, June 17, 2024 -- Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced the acquisition of Thrice Energy Solutions, LLC (“Thrice”). Located in Oklahoma City, Oklahoma, Thrice has a new residential and commercial end market presence throughout Oklahoma and Texas primarily installing fiberglass and spray foam insulation.

On June 3, IBP completed the acquisition of Gutter Pro Enterprises, Inc. (“Gutter Pro”), a gutter installer based in Plymouth, Massachusetts. Gutter Pro services both residential and commercial customers throughout Massachusetts and Rhode Island.

"The Thrice and Gutter Pro acquisitions represent combined annual revenue of nearly $14 million and reflect our continued effort to expand into new geographic regions while diversifying our installed product offering. Thrice will be our first branch in Oklahoma City, one of Oklahoma's largest new construction markets, while Gutter Pro reinforces our presence in the Northeast region,” stated Jeff Edwards, Chairman and Chief Executive Officer. “Acquisitions remain a key component of our growth strategy and we continue to have a robust pipeline of opportunities across multiple geographies, products, and end markets. On behalf of everyone at Installed Building Products, I want to welcome Thrice and Gutter Pro onto our team.”

During the month of June, IBP repurchased approximately 215 thousand shares of its common stock at a total cost of $46 million, including commissions. At June 17, 2024, the Company has over $250 million available under its stock repurchase program.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, the timing and amount of any repurchases under the stock repurchase program is determined by the Company’s management at its discretion based on a variety of factors, including the market price of our common stock, corporate considerations, general market and economic conditions, and legal requirements. The program may be modified, discontinued or suspended at any time. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net

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